Exhibit 99.1

News Release

Contact:	Investors: Jeb Bachmann - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

FACILITY ACTIVATIONS AND HIGHER OCCUPANCY DRIVE STRONG FINANCIAL PERFORMANCE

ESTABLISHES 2026 FULL YEAR GUIDANCE

BRENTWOOD, Tenn. – February 11, 2026 – CoreCivic, Inc. (NYSE: CXW) (CoreCivic or the Company) announced today its fourth quarter and full year 2025 financial results.

Financial Highlights

	Q4 2025	YoY Change	Full Year 2025	YoY Change
Total Revenue	$604.0 million	Up 26%	$2.2 billion	Up 13%
Net Income	$26.5 million	Up 38%	$116.5 million	Up 69%
Diluted EPS	$0.26	Up 53%	$1.08	Up 74%
Adjusted Diluted EPS	$0.27	Up 69%	$1.10	Up 36%
Normalized FFO per Diluted Share	$0.52	Up 33%	$2.05	Up 21%
Adjusted EBITDA	$92.5 million	Up 25%	$365.6 million	Up 11%

Patrick Swindle, CoreCivic’s President and Chief Executive Officer, commented, “We closed 2025 with strong financial performance, which wouldn’t have been possible without the tremendous efforts of our professional staff and the trust of our government partners. We anticipate 2026 will be a continued period of increased demand from our federal, state, and local government partners. CoreCivic is well-positioned to meet this growing demand given our readily available capacity, experienced management team, and our strong balance sheet.”

“CoreCivic has strategically deployed capital investments over the past year, enabling us to win new contract awards at four of the nine facilities that were idle at the beginning of the year, while positioning our remaining five idle facilities for potential re-activation. As indicated in our financial guidance, we expect 2026 to be another year of strong growth as several of our previously idle facilities continue to receive additional populations during 2026, and as demand for our solutions persists.”

Swindle continued, “CoreCivic’s balance sheet remains strong, and we are pleased with the continued execution of our capital strategy, ending the quarter with leverage, measured as net debt to Adjusted EBITDA, at 2.8x for the trailing twelve months. With the strength of earnings and growth outlook in 2026, and balance sheet flexibility enhanced through our recently expanded revolving credit facility, we expect to remain active with our share repurchase program, as our stock price is trading below historical multiples.”

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Fourth Quarter 2025 Financial Results

Fourth Quarter 2025 Financial Results Compared With Fourth Quarter 2024

Net income in the fourth quarter of 2025 was $26.5 million, or $0.26 per diluted share, compared with net income in the fourth quarter of 2024 of $19.3 million, or $0.17 per diluted share (Diluted EPS). When adjusted for special items, Adjusted Net Income for the fourth quarter of 2025 was $28.1 million, or $0.27 per diluted share (Adjusted Diluted EPS), compared with Adjusted Net Income in the fourth quarter of 2024 of $18.2 million, or $0.16 per diluted share. Special items for each period are presented in detail in the calculation of Adjusted Net Income and Adjusted Diluted EPS in the Supplemental Financial Information following the financial statements presented herein.

The increase in Diluted EPS and Adjusted Diluted EPS compared with the prior year quarter resulted from the resumption of operations at the 2,400-bed Dilley Immigration Processing Center (Dilley Facility) in the first quarter of 2025, higher federal and state populations, and the acquisition of the Farmville Detention Center on July 1, 2025. Funding for the Dilley Facility was previously terminated effective August 9, 2024, and the facility remained idle until its reactivation effective March 5, 2025. Occupancy levels in our Safety and Community segments combined increased to 78.1% in the fourth quarter of 2025 compared with 75.5% in the fourth quarter of 2024.

Per share results were also favorably impacted by a decrease in shares of our common stock outstanding as a result of our share repurchase program. These favorable results were partially offset by $3.6 million of facility net operating losses in the fourth quarter of 2025 at our 2,560-bed California City Immigration Processing Center (California City Facility) and our 2,160-bed Diamondback Correctional Facility, two previously idle facilities currently being activated pursuant to new management contracts. We currently expect the California City Facility and the Diamondback Correctional Facility to reach stabilized occupancy in the first and second quarters of 2026, respectively. Results for the fourth quarter of 2025 also reflected strategic investments in staffing to support elevated demand for bed capacity, as well as a mission transition at our 2,552-bed Trousdale Turner Correctional Center that aligns the facility’s reentry-focused services with changing population demographics. That transition resulted in temporarily lower population levels and higher expenses but is expected to strengthen long-term operational performance.

Management revenue from U.S. Immigration & Customs Enforcement (ICE), our largest government partner, more than doubled from the fourth quarter of 2024, reflecting the resumption of operations at the Dilley Facility, the activations of our California City Facility and our 600-bed West Tennessee Detention Facility, and the acquisition of the Farmville Detention Center. During the fourth quarter of 2025, revenue from ICE was $244.7 million compared to $120.3 million during the fourth quarter of 2024. Revenue from state customers increased 5.0% compared with the year-ago quarter, with broad-based improvement, highlighted by growth within the states of Georgia, Montana and Colorado.

Facility operating margins in the Safety segment were negatively impacted during 2025 by start-up expenses incurred during the activation of our previously idled California City, West Tennessee, and Diamondback facilities, none of which has yet reached stabilized occupancy. While the facility operating margin in our Safety and Community segments decreased to 22.2% in the fourth quarter of 2025 from 23.6% in the prior year quarter, we expect margin improvement in 2026 as these facilities reach stabilized occupancy.

Fourth Quarter 2025 Financial Results

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $90.3 million in the fourth quarter of 2025, compared with $75.7 million in the fourth quarter of 2024. Adjusted EBITDA, which excludes special items, was $92.5 million in the fourth quarter of 2025, compared with $74.2 million in the fourth quarter of 2024. The increase in Adjusted EBITDA was primarily driven by the resumption of operations at the Dilley Facility, the acquisition of the Farmville Detention Facility, and a general increase in occupancy throughout our portfolio.

Funds From Operations (FFO) for the fourth quarter of 2025 was $53.5 million, compared with $43.3 million in the fourth quarter of 2024. Normalized FFO, which excludes special items, increased to $54.0 million, or $0.52 per diluted share, in the fourth quarter of 2025, compared with $43.3 million, or $0.39 per diluted share, in the fourth quarter of 2024. Normalized FFO per share was positively impacted by the same factors that affected Adjusted EBITDA, as well as a 6.6% reduction in weighted average shares outstanding compared with the prior year quarter, partially offset by increases in interest and general and administrative expenses.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and the note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Capital Strategy

Share Repurchases. Our Board of Directors (BOD) previously approved a share repurchase program authorizing the Company to repurchase up to $225.0 million of our common stock in 2022, which has subsequently been increased to up to an aggregate amount of $700.0 million of our common stock through a series of increases by our BOD, including two increases during 2025. During 2025, we repurchased 11.2 million shares of common stock under the share repurchase program at an aggregate purchase price of $218.4 million, including 5.3 million shares during the fourth quarter of 2025 at an aggregate purchase price of $97.3 million. Since the share repurchase program was authorized in May 2022, through December 31, 2025, we have repurchased a total of 25.7 million shares at an aggregate price of $399.5 million, or $15.52 per share, excluding fees, commissions and other costs related to the repurchases.

As of December 31, 2025, we had $300.5 million remaining under the share repurchase program. Additional repurchases of common stock will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the BOD from time to time in the open market, through privately negotiated transactions, or otherwise, subject to restricted payment limitations in our debt agreements. The share repurchase program has no time limit and does not obligate us to purchase any particular amount of our common stock. The authorization for the share repurchase program may be terminated, suspended, increased or decreased by our BOD in its discretion at any time.

Fourth Quarter 2025 Financial Results

Expanded Revolving Credit Facility. On December 1, 2025, we amended our Bank Credit Facility to increase the size of the accordion feature that provides for uncommitted incremental extensions of credit from the greater of $200.0 million or 50% of Consolidated EBITDA for the period of four fiscal quarters most recently ended to the greater of $300.0 million or 50% of Consolidated EBITDA for the period of four quarters most recently ended, and to exercise the accordion feature by expanding the capacity under our revolving credit facility from $275.0 million to $575.0 million. Expanding the size of our revolving credit facility provides us with enhanced balance sheet flexibility while remaining positioned for strategic investments and long-term value creation, such as through our share repurchase program.

Business Developments

West Tennessee Detention Facility. On August 14, 2025, we announced that we had been awarded a new contract under an Intergovernmental Services Agreement (IGSA) between the City of Mason, Tennessee and ICE to resume operations at our 600-bed West Tennessee Detention Facility. We began receiving detainees at the facility in September 2025, and as of December 31, 2025, we cared for 449 residents. Activation is currently expected to be completed by the end of the first quarter 2026. Total annual revenue once the facility is fully activated is expected to be $30 million.

California City Immigration Processing Center. On September 29, 2025, we transitioned from a short-term Letter Contract and, effective September 1, 2025, entered into a longer-term definitized contract with ICE for a two-year period at our 2,560-bed California City Facility. We began receiving detainees at the facility in August 2025, and as of December 31, 2025, we cared for 1,436 residents. Activation is expected to be completed in the first quarter of 2026. Total annual revenue once the facility is fully activated is expected to be approximately $130 million.

Midwest Regional Reception Center. On September 29, 2025, we transitioned from a short-term Letter Contract and, effective September 7, 2025, entered into a longer-term definitized contract with ICE for a two-year period at our 1,033-bed Midwest Regional Reception Center in Leavenworth, Kansas. The intake process continues to be delayed by the City of Leavenworth alleging that a Special Use Permit (SUP) is required to operate the facility. A lawsuit we filed in state court alleging that an SUP is not applicable under existing statute remains under appeal. However, after unsuccessfully pursuing a lawsuit in federal court alleging violations of certain federal rights, in December 2025 we filed an application for the SUP. We can provide no assurance that the SUP will be approved or that the legal appeal in state court will be successful, and therefore, cannot predict if or when we will be able to accept detainee populations at this facility. Total annual revenue if the facility is fully activated is expected to be approximately $60 million.

Diamondback Correctional Facility. On October 1, 2025, we announced a new contract award under an IGSA between the Oklahoma Department of Corrections and ICE to resume operations at our 2,160-bed Diamondback Correctional Facility. The new contract commenced on September 30, 2025, expires in September 2029, and may be extended through bilateral modification. We began receiving detainees in December 2025, with stabilized occupancy estimated to be reached in the second quarter of 2026. Total annual revenue once the facility reaches stabilized occupancy is expected to be approximately $100 million.

Fourth Quarter 2025 Financial Results

2026 Financial Guidance

Based on current business conditions, we are providing the following financial guidance for the full year 2026:

Full Year 2026
• Net income	$147.5 million to $157.5 million
• Diluted EPS	$1.49 to $1.59
• FFO per diluted share	$2.54 to $2.64
• EBITDA	$437.0 million to $445.0 million

Consistent with our past practice, our guidance does not include the impact of any new contract awards not previously announced, or the activation of any of our remaining five idle correctional and detention facilities. Additionally, our guidance does not include activation of the Midwest Regional Reception Center, which could be activated promptly if delays related to a SUP are resolved satisfactorily. Our guidance does not include any acquisitions or dispositions, nor does it contemplate any significant changes in how the federal government, including ICE, elects to use our detention capacity or otherwise procures alternative detention capacity.

The activation of an idle facility generally requires three to six months to hire, train, and prepare the facility to accept residential populations, which, depending on contract structure, can result in additional expenses before we are able to realize additional revenue. To the extent any new contract requires the activation of an idle facility, our guidance will likely be negatively impacted by these start-up expenses until the revenue we generate offsets these expenses.

During 2026, we expect to invest $30.0 million to $35.0 million in maintenance capital expenditures on real estate assets, $30.0 million to $35.0 million for maintenance capital expenditures on other assets and information technology, and $15.0 million for other capital investments. We also expect to invest $35.0 million to $40.0 million for capital expenditures associated with previously idled facilities we are activating and for additional potential facility activations, in order to prepare these facilities to quickly accept residential populations if opportunities arise, which includes approximately $23.5 million of such expenditures included in our 2025 guidance but not spent by year-end.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the fourth quarter of 2025. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation and disclaim any duties to update any of the information disclosed in this report.

Management may meet with investors from time to time during the first quarter of 2026. Written materials used in the investor presentations will also be available on our website beginning on or about February 24, 2026. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Fourth Quarter 2025 Financial Results

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, February 12, 2026, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page.

To participate via telephone and join the call live, please register in advance here
https://register-conf.media-server.com/register/BId7159f6814fc440f9348e9f8e6ec91f1. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest operators of such facilities in the United States. We have been a flexible and dependable partner for government for more than 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government as a consequence of presidential executive orders, changes in how the federal government, including ICE, elects to use our detention capacity or otherwise procures alternative detention capacity, and the impact of any changes to immigration reform and sentencing laws (we do not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement

Fourth Quarter 2025 Financial Results

of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) our ability to successfully activate idle facilities in a timely manner in order to meet the growth in demand for our facilities and services from the federal government that has occurred as a result of changes in policies and actions of the current presidential administration, and to realize projected returns resulting therefrom; (v) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (vi) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a rise in labor costs; fluctuations in interest rates and risks of operations; (vii) government budget uncertainty, the impact of debt ceilings and the potential for government shutdowns and changing budget priorities; (viii) our ability to successfully identify and consummate future development and acquisition opportunities, integrate their operations, and realize projected returns resulting therefrom; and (ix) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

We take no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services, except as may be required by law.

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Fourth Quarter 2025 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$97,929	$107,487
Restricted cash	14,517	14,623
Accounts receivable, net of credit loss reserve of $4,506 and $4,471, respectively	446,224	288,738
Prepaid expenses and other current assets	49,904	38,970
Assets held for sale	2,513	—

Total current assets	611,087	449,818
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $2,012,353 and 1,905,508, respectively	2,132,206	2,060,024
Other real estate assets	182,479	193,105
Goodwill	8,551	4,844
Other assets	322,420	224,100

Total assets	$3,256,743	$2,931,891

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$353,173	$273,724
Current portion of long-term debt	15,701	12,073

Total current liabilities	368,874	285,797
Long-term debt, net	1,205,037	973,073
Deferred revenue	8,719	12,399
Non-current deferred tax liabilities	98,364	89,207
Other liabilities	170,500	78,064

Total liabilities	1,851,494	1,438,540

Commitments and contingencies
Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at December 31, 2025 and 2024	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 100,051 and 109,861 shares issued and outstanding at December 31, 2025 and 2024, respectively	1,001	1,099
Additional paid-in capital	1,527,724	1,732,231
Accumulated deficit	(123,476)	(239,979)

Total stockholders’ equity	1,405,249	1,493,351

Total liabilities and stockholders’ equity	$3,256,743	$2,931,891

Fourth Quarter 2025 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
REVENUE:
Safety	$566,892	$444,461	$2,069,494	$1,816,850
Community	32,349	30,251	122,842	118,656
Properties	4,674	4,545	18,715	26,085
Other	38	36	131	55

	603,953	479,293	2,211,182	1,961,646

EXPENSES:
Operating:
Safety	443,440	340,878	1,586,707	1,382,520
Community	24,406	24,041	96,127	96,932
Properties	2,029	3,763	9,621	13,823
Other	18	19	73	82

Total operating expenses	469,893	368,701	1,692,528	1,493,357
General and administrative	44,394	40,544	169,580	152,081
Depreciation and amortization	33,891	31,896	128,905	128,011
Asset impairments	—	—	1,482	3,108

	548,178	441,141	1,992,495	1,776,557

OTHER INCOME (EXPENSE):
Interest expense, net	(17,831)	(15,694)	(62,229)	(67,415)
Expenses associated with debt repayments and refinancing transactions	—	—	—	(31,316)
Gain (loss) on sale of real estate assets, net	(1,454)	1,513	1,007	3,262
Other income (expense)	(223)	1,190	(289)	2,343

INCOME BEFORE INCOME TAXES	36,267	25,161	157,176	91,963
Income tax expense	(9,729)	(5,886)	(40,673)	(23,095)

NET INCOME	$26,538	$19,275	$116,503	$68,868

BASIC EARNINGS PER SHARE	$0.26	$0.17	$1.09	$0.62

DILUTED EARNINGS PER SHARE	$0.26	$0.17	$1.08	$0.62

Fourth Quarter 2025 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$26,538	$19,275	$116,503	$68,868
Special items:
Expenses associated with debt repayments and refinancing transactions	—	—	—	31,316
Expenses associated with mergers and acquisitions	697	—	3,016	—
Loss (gain) on sale of real estate assets, net	1,454	(1,513)	(1,007)	(3,262)
Asset impairments	—	—	1,482	3,108
Income tax expense (benefit) for special items	(592)	441	(964)	(9,781)

Adjusted net income	$28,097	$18,203	$119,030	$90,249

Weighted average common shares outstanding - basic
Effect of dilutive securities:	103,212	110,240	107,028	110,939
Restricted stock-based awards	779	1,143	740	902

Weighted average shares and assumed conversions - diluted	103,991	111,383	107,768	111,841

Adjusted Diluted EPS	$0.27	$0.16	$1.10	$0.81

Fourth Quarter 2025 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$26,538	$19,275	$116,503	$68,868
Depreciation and amortization of real estate assets	25,939	25,072	101,373	99,865
Impairment of real estate assets	—	—	1,482	2,418
Loss (gain) on sale of real estate assets, net	1,454	(1,513)	(1,007)	(3,262)
Income tax expense (benefit) for special items	(400)	441	(127)	242

Funds From Operations	$53,531	$43,275	$218,224	$168,131

Expenses associated with debt repayments and refinancing transactions	—	—	—	31,316
Expenses associated with mergers and acquisitions	697	—	3,016	—
Other asset impairments	—	—	—	690
Income tax benefit for special items	(192)	—	(837)	(10,023)

Normalized Funds From Operations	$54,036	$43,275	$220,403	$190,114

Funds from Operations Per Diluted Share	$0.51	$0.39	$2.02	$1.50

Normalized Funds From Operations Per Diluted Share	$0.52	$0.39	$2.05	$1.70

Fourth Quarter 2025 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$26,538	$19,275	$116,503	$68,868
Interest expense	20,145	18,616	76,036	79,681
Depreciation and amortization	33,891	31,896	128,905	128,011
Income tax expense	9,729	5,886	40,673	23,095

EBITDA	$90,303	$75,673	$362,117	$299,655
Expenses associated with debt repayments and refinancing transactions	—	—	—	31,316
Expenses associated with mergers and acquisitions	697	—	3,016	—
Loss (gain) on sale of real estate assets, net	1,454	(1,513)	(1,007)	(3,262)
Asset impairments	—	—	1,482	3,108

Adjusted EBITDA	$92,454	$74,160	$365,608	$330,817

Fourth Quarter 2025 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

GUIDANCE -- CALCULATION OF FUNDS FROM OPERATIONS AND EBITDA

	Guidance Range For the Year Ending December 31, 2026
	Low End of Guidance	High End of Guidance
Net income	$147,500	$157,500
Depreciation and amortization of real estate assets	104,250	103,500

Funds From Operations	$251,750	$261,000

Diluted EPS	$1.49	$1.59

FFO per diluted share	$2.54	$2.64

Net income	$147,500	$157,500
Interest expense	85,500	84,500
Depreciation and amortization	146,000	146,000
Income tax expense	58,000	57,000

EBITDA	$437,000	$445,000

Fourth Quarter 2025 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, security analysts, and other interested parties disclosures of its results of operations on the same basis that is used by management.

FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. As a company with extensive real estate holdings, we believe FFO and FFO per share are important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs and other real estate operating companies, many of which present FFO and FFO per share when reporting results. EBITDA, Adjusted EBITDA, and FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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